UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2005

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California  92064

 (Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 9, 2005, we entered into a Supply Agreement (the “Agreement”) with QuickSil Inc. (“QuickSil”) pursuant to which, among other things, QuickSil will supply to us certain components for our products.  The Agreement supersedes that certain Development and Supply Agreement between the parties dated on or about June 28, 1999 and all other agreements between the parties.

Pursuant to the Agreement, we will continue to purchase components from QuickSil as needed, based on projected requirements.  We are not required to purchase such components from QuickSil and may purchase such components from other suppliers.  We have certain limited exclusive rights to QuickSil’s process technology for production of the components.

We expect to file the Agreement with our next quarterly report on Form 10-Q.  In addition, we intend to apply for confidential treatment of certain terms of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde Chief Financial Officer

Date:  November 11, 2005